Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205451

Prospectus Supplement

(To Prospectus dated July 15, 2015)

$100,000,000

GLOBAL INDEMNITY PLC

7.75% Subordinated Notes due 2045

We are offering $100,000,000 of 7.75% Subordinated Notes due 2045, which we refer to as the “Notes” in this prospectus supplement and as “subordinated debt securities” in the accompanying prospectus. The Notes will accrue interest at an annual rate equal to 7.75%, which will be payable quarterly on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2015. The Notes will have a maturity date of August 15, 2045. We have the right to redeem the Notes in $25 increments in whole or in part on August 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Notes will be issued in minimum denominations of $25 and integral multiples thereof. The Notes are a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ Global Select Market under the symbol “GBLIZ” and, if the application is approved, expect trading in the Notes on the NASDAQ Global Select Market to begin within 30 days after the Notes are first issued.

The Notes will be our subordinated unsecured obligations and will rank (i) senior to our existing and future capital stock, (ii) senior in right of payment to any future junior subordinated debt, (iii) equally in right of payment with any unsecured, subordinated debt that we incur in the future that ranks equally with the Notes, and (iv) subordinate in right of payment to any of our existing and future senior debt. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosure in this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you are recommended to consult immediately your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organisation or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations (nos. 1 to 3) 2007 or the Investments Intermediaries Act 1995 (as amended) or another appropriately authorized adviser if you are in a territory outside Ireland.

This document does not constitute a prospectus within the meaning of the Companies Act 2014 of Ireland (the “Irish Companies Act”). No offer of the Notes to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Chapter 1 of Part 23 of the Irish Companies Act in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. Global Indemnity is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about certain risks you should consider before investing in the Notes.

	Price to Public (1)	Underwriting Discount	Net Proceeds to Global Indemnity plc
Per Note	100.00%	3.15%	96.85%
Total (2)	$100,000,000	$3,150,000	$96,850,000

(1)	Plus accrued interest, if any, from August 12, 2015, if settlement occurs after that date.
(2)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $15,000,000 aggregate principal amount of Notes solely to cover over-allotments at the public offering price, less the underwriting discount. If the underwriters exercise this option in full, upon the exercise of the option, the total underwriting discount will be $3,622,500 and the total proceeds to us before expenses will be $111,377,500.

The underwriters expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about August 12, 2015, which will be the fifth business day following the date hereof. See “Alternative Settlement Date.”

Joint Book-Running Managers

MORGAN STANLEY	UBS INVESTMENT BANK

Co-Manager

RBC Capital Markets

The date of this prospectus supplement is August 5, 2015.

As used in this prospectus supplement, unless the context requires otherwise, (1) “Global Indemnity,” “we,” “us,” “the Company” and “our” refer to Global Indemnity plc, an Irish public limited company, and its U.S. and non-U.S. subsidiaries, (2) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction, and (3) references to “Euro” and “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the document we use to offer securities is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also updates and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus that was filed as part of the registration statement, which provides you with a general description of the securities we may offer. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver or make a sale pursuant to this prospectus supplement, the accompanying prospectus or any related free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale.

ALTERNATIVE SETTLEMENT DATE

It is expected that delivery of the Notes will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the initial pricing date of the Notes or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the Company.

The Company’s business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	the ineffectiveness of the Company’s business strategy due to changes in current or future market conditions;

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity than the Company’s underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for the Company’s insurance products or increased competition due to an increase in capacity of property and casualty insurers;

•	risks inherent in establishing loss and loss adjustment expense reserves;

•	uncertainties relating to the financial ratings of the Company’s insurance and reinsurance subsidiaries;

•	uncertainties arising from the cyclical nature of the Company’s business;

•	changes in the Company’s relationships with, and the capacity of, its general agents, brokers, insurance companies and reinsurance companies from which the Company derives its business;

•	the risk that the Company’s reinsurers may not be able to fulfill obligations;

•	investment performance and credit risk;

•	new tax legislation or interpretations that could lead to an increase in the Company’s tax burden;

•	uncertainties relating to governmental and regulatory policies, both domestically and internationally;

•	foreign currency fluctuations;

•	the impact of catastrophic events;

•	the Company’s subsidiaries’ ability to pay dividends;

•	deterioration of debt and equity markets;

•	interest rate changes;

•	uncertainties relating to ongoing or future litigation matters; and

•	uncertainties and risks related to acquisitions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2014, Item 1A of Part II of Global Indemnity’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015 and the documents that we file with the SEC from time to time. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” elsewhere in this prospectus supplement.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are allowed to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015; and

•	Current Reports on Form 8-K, filed January 5, 2015 (other than Item 7.01) and May 28, 2015 and Current Reports on Form 8-K/A filed March 16, 2015 and July 2, 2015.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Global Indemnity plc

25/28 North Wall Quay

Dublin 1, Ireland

Attention: Stephen W. Ries, Secretary

Telephone: 353 (0) 1 649-2000

This prospectus supplement and accompanying prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the Notes. The descriptions of these agreements contained in this prospectus supplement and accompanying prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us as set forth above.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all of the information you should consider before investing in the Notes and is qualified in its entirety by reference to the more detailed information and consolidated historical financial statements appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should read this prospectus supplement and the accompanying prospectus carefully, including the section of this prospectus supplement entitled “Risk Factors” and the incorporated documents referred to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

THE COMPANY

Global Indemnity was incorporated on March 9, 2010 and is domiciled in Ireland. Global Indemnity replaced the Company’s predecessor, United America Indemnity, Ltd., as the ultimate parent company as a result of a re-domestication transaction in July, 2010. The Company’s A ordinary shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

On January 1, 2015, Global Indemnity Group, Inc., a subsidiary of Global Indemnity, completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company. American Reliable was established in 1952 and is headquartered in Scottsdale Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all 50 states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

The Company manages its business through three business segments: Commercial Lines, managed in Bala Cynwyd, PA, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, AZ, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise the Company’s U.S. Insurance Operations.

The Company’s principal executive offices are located at Global Indemnity plc, 25/28 North Wall Quay, Dublin 1, Ireland and its telephone number is 353 (0) 1 649-2000. Our website address is http://www.globalindemnity.ie. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus supplement.

SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” in the prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Global Indemnity plc.

Notes

$100,000,000 principal amount of 7.75% Subordinated Notes due 2045 ($115,000,000 principal amount if the underwriters exercise their over-allotment option in full) issued in minimum denominations of $25 and integral multiples thereof.

Maturity Date	The Notes will mature on August 15, 2045.

Interest Rate	The Notes will bear interest at a rate of 7.75% per year, computed on the basis of a 360-day year of twelve 30-day months, payable quarterly in arrears.

Interest Payment Dates

February 15, May 15, August 15 and November 15, commencing on November 15, 2015 to holders of record at the close of business on the immediately preceding February 1, May 1, August 1 or November 1 (whether or not a business day). If a scheduled interest payment date is not a business day, interest will be paid on the next succeeding business day.

Optional Redemption

We may redeem the Notes in $25 increments in whole or in part on August 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If we redeem only a portion of the Notes on any date of redemption, we may subsequently redeem additional Notes.

No Security or Guarantees	None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries, any of our other affiliates or any other persons.

Subordination; Ranking

The Notes will be our subordinated unsecured obligations and will rank (i) senior to our existing and future capital stock, (ii) senior in right of payment to any future junior subordinated debt, (iii) equally in right of payment with any unsecured, subordinated debt that we incur in the future that ranks equally with the Notes, and (iv) subordinate in right of payment to any of our existing and future senior debt. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. See “Description of the Notes—Ranking” for more information regarding the subordination of the Notes.

Use of Proceeds

We expect to receive net proceeds from the sale of the Notes offered hereby of approximately $96,400,000 (or approximately $110,927,500 if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. For additional information, see “Use of Proceeds” in this prospectus supplement.

Book-Entry

The Notes will be represented by one or more permanent global notes. Each global note representing book-entry notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee designated by DTC. Each beneficial interest in a global note is referred to as a book-entry note. Investors may elect to hold their book-entry notes through another clearing system but only in the manner described in this prospectus supplement and the accompanying prospectus. Any such book-entry notes may not be exchanged for certificated securities except in limited circumstances described in this prospectus supplement. For additional information, see “Description of the Notes—Book-Entry System—The Depository Trust Company” in this prospectus supplement.

Listing

We have applied to list the notes on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “GBLIZ.” If the application is approved, we expect trading in the notes on the NASDAQ to begin within 30 days of August 12, 2015, the original issue date.

Further Issuances

We may, from time to time, without the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes that are equal in rank to the Notes offered by this prospectus supplement and the accompanying prospectus in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). If issued, these notes will be consolidated and form a single series with the Notes.

Indenture and the Trustee	The Notes will be issued pursuant to the Indenture between us and Wells Fargo Bank, National Association, as trustee.

Governing Law

The indenture governing the Notes and the Notes will be governed by and construed in accordance with the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Tax Considerations

You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Tax Considerations.”

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before you decide whether to make an investment in the Notes.

RISK FACTORS

Investing in the Notes involves risk. Prior to making a decision about investing in the Notes, you should carefully consider the following risk factors, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015, in each case under the heading “Risk Factors,” and the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we file with the SEC in connection with this offering. See “Where You Can Find More Information.”

Risks Related to the Notes

We are a holding company and substantially all of our operations are conducted by our subsidiaries. Our obligations under the Notes are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.

We conduct all of our operations through our subsidiaries, and our subsidiaries generate all of our operating income and cash flow. Our ability to pay our obligations under the Notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance funds to us.

Due to our corporate structure, most of the dividends that we receive from our subsidiaries must pass through Global Indemnity Reinsurance, our Bermuda reinsurance company. The inability of Global Indemnity Reinsurance to pay dividends in an amount sufficient to enable us to meet our cash requirements, including debt service in respect of the Notes, at the holding company level could have a material adverse effect on our operations.

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. Furthermore, pursuant to the Bermuda Insurance Act 1978, an insurance company is prohibited from declaring or paying a dividend during the financial year if it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio. As of December 31, 2014, Global Indemnity Reinsurance could pay dividends to us of up to $287.1 million, without prior regulatory approval. Global Indemnity Reinsurance has not paid us any dividends during 2015.

In addition, our U.S. insurance subsidiaries, which are indirect subsidiaries of Global Indemnity Reinsurance, are subject to significant regulatory restrictions limiting their ability to declare and pay dividends, which must first pass through Global Indemnity Reinsurance before being paid to Global Indemnity. As of December 31, 2014, our U.S. insurance subsidiaries collectively could pay dividends to us of $43.5 million without prior regulatory approval. Our U.S. insurance subsidiaries have not paid us any dividends during 2015.

Moreover, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the Notes will be structurally subordinated to the obligations of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, holders of preferred shares, if any, and policyholders.

The Notes will be subordinated in right of payment to our Senior Indebtedness and holders of Notes may recover ratably less than unsubordinated creditors in the event of our bankruptcy, liquidation or reorganization.

The Notes are subordinated obligations and rank junior in right of payment to the claims of holders of our Senior Indebtedness (as defined under “Description of the Notes—Ranking”). In the event of a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, our creditors, other than those in respect of debt ranking equal with or junior to the Notes, will be entitled to receive payment in full of all obligations due to them before the holders of Notes will be entitled to receive any payment with respect to the Notes. As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, holders of Notes may recover ratably less than unsubordinated creditors.

In addition, the indenture governing the Notes will prevent us from making payments in respect of the Notes if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms. See “Description of the Notes—Ranking.”

The Notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could have a negative impact on the holders of the Notes.

We are not restricted under the terms of the Notes from incurring additional debt, including debt that ranks senior to the Notes, or repurchasing our ordinary shares or other securities. In addition, the Notes do not require us to achieve or maintain any minimum financial results or ratios relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

The Notes have limited acceleration rights.

Holders of the Notes have limited rights of acceleration upon events of default. There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or if we default on any other debt securities. Holders may accelerate payment of indebtedness on the Notes only upon our bankruptcy, insolvency or reorganization. See “Description of Notes—Events of Default.” In addition, the holders of Senior Indebtedness and certain other instruments that we or our subsidiaries have issued or may issue from time to time may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default under any of those instruments shall have occurred and be continuing, which may adversely affect our ability to pay obligations on the Notes.

An active trading market for the Notes may not develop, and any such market for the Notes may be illiquid.

The Notes constitute a new issue of securities with no established trading market. We have applied to list the Notes on the NASDAQ. If the application is approved, trading on the NASDAQ is expected to commence within 30 days of the original issue date of the Notes. However, listing the Notes on the NASDAQ does not guarantee that a trading market will develop or, if a trading market does develop, that the depth or liquidity of that market will enable the holders to sell their Notes easily. In addition, the liquidity of the trading market in the Notes, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active after-market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.

If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes.

If a trading market does develop, there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market price of the Notes. Factors that might influence the market price of the Notes include, but are not limited to:

•	the level of liquidity of the Notes;

•	the time remaining to maturity of the Notes;

•	the aggregate amount outstanding of the relevant Notes;

•	the redemption features of the Notes;

•	whether interest payments have been made and are likely to be made on the Notes from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	the market for similar securities;

•	the level, direction, and volatility of market interest rates generally; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase the Notes, the Notes may subsequently trade at a discount to the price that you paid for them.

The Notes are subject to early redemption.

We may redeem the Notes in $25 increments in whole or in part on August 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Notes are less likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate below that which we would pay on any new issue of our interest-bearing debt securities having a maturity equal to the remaining term of the Notes. The Notes are more likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate above that which we would pay on any new issue of interest-bearing debt securities having a maturity equal to the remaining term of the Notes. In the event that we redeem your Notes prior to the maturity date, you will receive only 100% of the principal amount of your Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date, as described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

An adverse rating of the Notes could adversely affect the market price of the Notes.

We do not intend to seek a rating for the Notes from any rating agency other than A.M. Best. However, a rating agency not requested or engaged by us to provide a rating may nonetheless issue an unsolicited rating. Credit rating agencies may rate our debt securities, including the Notes, employing factors that include our financial condition, liquidity and results of operations, business and prospects and their view of the general outlook for the economy generally and the insurance industry specifically. Actions taken by the rating agencies can include initiating, maintaining, upgrading, downgrading or withdrawing a current rating of our indebtedness or placing us on negative outlook for possible future downgrading. Such action may be taken at any time and is beyond our control. The downgrade or withdrawal of any credit rating of our indebtedness, including the Notes, or placing us on negative outlook for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have a negative effect on the value of your Notes.

As an Irish incorporated company, we are subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the Notes upon liquidation.

As an Irish incorporated company, we may be wound up under Irish law. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors, and the claims of secured creditors will rank in priority after the claims of those categories of preferential creditors but before the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any).

The holders of the Notes would be our unsecured creditors and would rank in priority after the claims of preferential creditors and secured creditors and on a pari passu basis with our other unsecured subordinated creditors. As a consequence, the holders’ return on their Notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of our default or insolvency.

If we are unable to pay our debts, an examiner may be appointed under Irish law to oversee our operations.

Examinership is a court procedure available under the Irish Companies Act, to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the relevant Irish Court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the relevant Irish Court if at least one class of creditors, whose interests are impaired under the proposals, has voted in favor of the proposals and the relevant Irish Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to us while any amounts due by the us under the Notes were unpaid, the secured and unsecured creditors would form separate classes of creditors. The primary risks to the holders of the Notes if an examiner was to be appointed to us are as follows:

•	the party representing the holders of the Notes, would not be able to take proceeding to enforce rights against the us during the period of examinership;

•	a scheme of arrangement may be approved involving the writing down of the debt due by us to the holders of the Notes irrespective of their views; and

•	in the event that a scheme of arrangement is not approved and we subsequently go into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of us and approved by the relevant Irish Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by us to the holders of the Notes.

It may not be possible to enforce U.S. judgments in Ireland.

It may not be possible to enforce court judgments obtained in the United States against us (or our directors or officers) in Ireland, whether based on the civil liability provisions of the U.S. federal or state securities laws or otherwise. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would be enforced to the extent described under “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” in the accompanying prospectus but would not be automatically enforceable in Ireland. In addition, Irish courts would be unlikely to entertain actions against us or those persons based on those laws.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the Notes offered hereby of approximately $96,400,000 (or approximately $110,927,500 if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

	Fiscal Year Ended December 31,						Six Months Ended June 30,
	2014	2013	2012	2011		2010	2015	2014
Ratio of Earnings to Fixed Charges	43.4x	10.0x	5.7x	(a	)	11.7x	9.2x	56.0x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	43.4x	10.0x	5.7x	(a	)	11.7x	9.2x	56.0x

(a)	The ratio of earnings to fixed charges and preferred share dividends was less than 1.0x in fiscal 2011. The deficiency in the ratio of earnings to fixed charges and preferred share dividends was $35.5 million.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of June 30, 2015:

•	on an actual basis; and

•	on an as adjusted basis, after giving effect to the sale of the Notes in this offering (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds therefrom.

You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2015
	Actual	As Adjusted
	(in thousands)
	(unaudited)
Cash and cash equivalents	$66,286	$162,686

Debt:
Margin borrowing facilities	$187,407	$187,407
Notes offered hereby	—	100,000

Total Debt	187,407	287,407

Shareholders’ equity
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 16,741,806 and 16,331,577, respectively; A ordinary shares outstanding: 13,665,096 and 13,266,762, respectively; B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	528,259	528,259
Accumulated other comprehensive income, net of taxes	20,102	20,102
Retained earnings	484,628	484,628
A ordinary shares in treasury, at cost: 3,076,710 and 3,064,815 shares, respectively	(101,737)	(101,737)

Total shareholder’s equity	$931,255	$931,255

Total capitalization	$1,118,662	$1,218,662

DESCRIPTION OF THE NOTES

The following description of the terms of the Notes supplements the description of the general terms of our debt securities set forth under “Description of the Debt Securities” in the accompanying prospectus. The following summary and provisions of the Notes does not purport to be complete an is qualified in its entirety by reference to the pertinent section of the indenture (the “base indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by an officer’s certificate establishing the Notes (together with the base indenture, the “indenture”). Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the indenture. As used in this section, “we,” “us,” “our,” “the Company” and “GBLI” mean Global Indemnity plc and do not include its subsidiaries.

General

We will issue $100,000,000 aggregate principal amount of the Notes ($115,000,000 principal amount if the underwriters exercise their over-allotment option in full) pursuant to the indenture. The Notes are unsecured, subordinated debt instruments. The Notes will be issued in fully-registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof.

The Notes will have a maturity date of August 15, 2045.

Holders of the Notes and the trustee have no right to accelerate the maturity of the Notes in the event we fail to pay interest or principal on the Notes, fail to perform any other obligation under the Notes or in the indenture or default on any other securities issued by us. See “—Events of Default” below.

The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture will not contain provisions that would afford holders of Notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders. The indenture will not restrict us in any way, now or in the future, from incurring additional indebtedness, including Senior Indebtedness (as defined below) that would rank senior in right of payment to the Notes.

The Notes will not be entitled to a sinking fund and cannot be redeemed at the option of the holder.

Interest Rate

Subject to applicable law, as described below, interest on the Notes will accrue from and including the original issue date to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to 7.75%, and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2015, to the record holders at the close of business on the immediately preceding on February 1, May 1, August 1 or November 1, as applicable (whether or not a Business Day). If the interest payment date falls on a day that is not a Business Day, interest will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of initial issuance. Interest on the Notes will cease to accrue upon the earlier of the maturity date and any date of redemption. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Business Day” means a day that in The City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

Ranking

The payment of the principal of and interest on the Notes will be expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” will be defined in the indenture to include the principal of (and premium, if any) and unpaid interest on (1) Indebtedness of the Company, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (2) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (x) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (y) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Indebtedness” will be defined in the indenture as any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Trade Payables” will be defined in the indenture as accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“U.S. Bankruptcy Code” will be defined in the indenture as Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. Because we are a holding company, our ability to pay our obligations under the Notes and any other debt obligations we may have depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries. See “Risk Factors—Risks Related to the Notes—We are a holding company and substantially all of our operations are conducted by our subsidiaries. Our obligations under the Notes are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.”

Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Notes, or for the acquisition of any of the Notes for cash, property or otherwise. If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all Senior Indebtedness, or such payment is duly provided for to the satisfaction of the holders of Senior Indebtedness, the holders of Notes together with the holders of any of our other obligations that rank equally with the Notes will be entitled to receive from our remaining assets any principal or interest due at that time on the Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Notes.

If any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the Notes or repurchase, redeem or otherwise retire any Notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full.

If the Notes are declared due and payable before their stated maturity, the holders of Senior Indebtedness outstanding at the time the Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment on the Notes. If, notwithstanding the foregoing, we make any payment to the trustee or the holder of any Notes prohibited by this and the preceding paragraph, and if such fact shall, at or prior to the time of such payment, have been made known to the trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

The Notes do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior or pari passu (x) in right of payment and (y) upon our liquidation to the Notes. The Notes will be our subordinated unsecured obligations and will rank (a) senior to our existing and future capital stock, (b) senior in right of payment to any existing and future junior subordinated debt, (c) equally in right of payment with any unsecured subordinated debt that we incur in the future that ranks equally with the Notes, and (d) subordinate in right of payment to any of our existing and future Senior Indebtedness. At June 30, 2015, we had $187.4 million of indebtedness ranking senior to the Notes, including amounts outstanding under our margin borrowing facilities, no indebtedness ranking equally with the Notes and no indebtedness ranking junior to the Notes. The Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries. At June 30, 2015, our subsidiaries had outstanding indebtedness and other liabilities of $1.33 billion, excluding intercompany liabilities, all of which rank structurally senior to the Notes.

Optional Redemption

We may redeem the Notes in $25 increments in whole or in part on August 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption. If we redeem only a portion of the Notes on any date of redemption, we may subsequently redeem additional Notes.

If we redeem less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with the procedures of DTC and which may provide for the selection or redemption of a portion of the principal amount of any Note so long as the unredeemed portion of the principal amount of any Note is in an authorized denomination.

The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable redemption date to each holder of Notes being redeemed or transmitted otherwise in accordance with the procedures of DTC. If any Note is to be redeemed in part only, any notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed.

Notice of redemption having been given, any Notes to be redeemed shall, on the redemption date, become due and payable at the redemption price and from and after such date (unless we default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption, such Notes shall be paid by us at the redemption price.

If any Notes called for redemption are not paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the redemption date at the rate prescribed in the Notes.

Denominations

The Notes will be issued only in fully-registered book-entry form without coupons in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the Notes will be held in book-entry form only, as described under “Book-Entry System” and will be held in the name of DTC or its nominee.

Payment of Additional Amounts

All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. “Taxing Jurisdiction” means Ireland or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which payment on the Notes is made or in which the Company or any payor of a payment on the Notes is organized or generally is or becomes subject to taxation.

If such withholding or deduction is required, the Company will pay, or cause to be paid, such additional amounts on the Notes as may be necessary in order that the net amounts receivable by a holder of the Notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of the Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on such Notes in relation to any payment (including a payment made in connection with a redemption) in respect of such Notes:

•	to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with applicable statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of the Notes by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (a) the mere holding of the Notes, (b) the receipt of principal, interest or other amount in respect of the Notes or (c) the mere enforcement of rights with respect to the Notes;

•	presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

•	to a fiduciary, a partnership or Person who is not the beneficial owner of the Notes, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Notes directly;

•	on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

•	on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of the Notes;

•

any taxes imposed on, or withheld or deducted from, a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such Directive or other directive;

•	any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

•	any combination of the bullets above.

The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of the Notes, notice to that effect shall have been duly given to the holders of the Notes.

Events of Default

The indenture will provide that certain events of bankruptcy, insolvency or reorganization relating to us are “events of default” with respect to the Notes. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the Notes will automatically, and without action by the trustee or any holder, become immediately due and payable.

The indenture will define a “default” with respect to the Notes as:

•	our failure to pay interest on any Note when due and payable, and continuance thereof for a period of 30 calendar days;

•	our failure to pay principal or premium, if any, on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise; or

•	our failure to perform, or breach of, any other covenant, warranty or agreement in the indenture that applies to Notes for 60 days after we have received a notice of the failure to perform in the manner specified in the indenture.

There is a right of acceleration only in the case of an event of default. There is no right of acceleration in the case of a default. Accordingly, payment of principal of the Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization as provided in the indenture.

The indenture will provide that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of the Notes, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any such Note, the whole amount then due and payable on such Note for principal, premium, if any, and interest. The indenture will further provide that if we fail to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

Consolidation, Merger or Sale of Assets

The indenture will provide that we may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•

in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on, the Notes and the performance of its other covenants under the indenture;

•	immediately after giving effect to the transaction, no default or event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Covenant Defeasance

The “covenant defeasance” provisions of the indenture, which would allow us to cease to comply with any covenants applicable to the Notes (including the consolidation, merger and sale of assets covenant and the reporting covenant), will be applicable to the Notes.

Indemnification of Judgment Currency

The Company will indemnify the trustee and each holder of the Notes to the fullest extent permitted by applicable law against any loss incurred by the trustee or any such holder, as applicable, as a result of any judgment or order being given or made for any amount due under the Notes and the judgment or order being expressed and paid in the currency (the “judgment currency”), other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the trustee or such holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the trustee or such holder.

New York Law to Govern

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended. We and the trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the Notes, or the transactions contemplated thereby.

Listing

We have applied to list the Notes on the NASDAQ Global Select Market under the symbol “GBLIZ.” If the application is approved, we expect trading on the NASDAQ Global Select Market to begin within 30 days of the original issue date of the Notes.

Further Issuances

We may, from time to time, without the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes that are equal in rank to the Notes offered by this prospectus supplement and the accompanying prospectus in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). If issued, these notes will be consolidated and form a single series with the Notes.

About the Trustee

Wells Fargo Bank, National Association, is the trustee under the indenture and will be the paying agent and registrar for the Notes. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as trustee under the indenture and related matters.

BOOK-ENTRY SYSTEM

Upon issuance, the Notes will be represented by one or more fully registered global certificates, each of which we refer to as a global note. Each such global note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee thereof. Initial settlement for the Notes will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Unless and until it is exchanged in whole or in part for Notes in definitive form, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Investors may elect to hold their interest in the global securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

So long as DTC, or its nominee, is a registered owner of a Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Note for all purposes under the indenture. Except as provided below, the actual owners of the Notes represented by a Note (the “beneficial owner”) will not be entitled to have the Notes represented by such Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global notes. We will also issue Notes in definitive form in exchange for the global notes if an event of default or default has occurred with regard to the Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion (subject to the procedures of DTC) determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $25 and integral multiples of $25 above that amount, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.

Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that the Company requests any action of holders of the Notes or that an owner of a beneficial interest is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the Notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the limited circumstances that may be provided in the indenture.

To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Notes will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee under the indenture or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of the Company or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. The Company may decide (subject to the procedures of DTC) to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and

Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Notes sold outside of the United States and cross-market transfers of the Notes associated with secondary market trading.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

TAX CONSIDERATIONS

Ireland

The following is a summary of certain Irish tax consequences of the purchase, ownership and disposition of the Notes. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the Notes. The summary relates only to the position of persons who are the absolute beneficial owners of the Notes and may not apply to certain other classes of persons such as dealers in securities.

The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this prospectus supplement, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the Notes should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the Notes.

Withholding Tax. No Irish interest withholding tax will be deducted from interest payments made by Global Indemnity to holders of the Notes, provided the Notes remain quoted on a recognised stock exchange (which would include the NASDAQ Global Select Market) and are held in a recognised clearing system (which would include the Depository Trust Company of New York).

If a holder of Notes appoints a person in Ireland to collect interest payments on the Notes on the holder’s behalf, Irish encashment tax (currently 20%) may be deducted by the Irish collection agent from the interest payments. An exemption from this withholding tax may be claimed if the beneficial owner of the interest is not tax resident in Ireland and makes a written declaration to this effect to the collecting agent.

Income Tax. Generally, holders of Notes who are tax resident in Ireland will be subject to Irish tax on their worldwide income (including interest earned on the Notes). Such holders will be obliged to account for any Irish tax on a self-assessment basis; there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

Holders of Notes who are not tax resident (or ordinarily resident) in Ireland will generally only be subject to Irish tax on their Irish source income (again, on a self-assessment basis). Interest payable on the Notes may be regarded as Irish source income on the basis that the Notes may be treated as located in Ireland because Global Indemnity is resident for tax purposes in Ireland. However, provided the Notes are quoted on a recognised stock exchange and are held in a recognised clearing system, a holder of Notes will be exempt from Irish income tax on interest paid in respect of such Notes if the holder (i) is regarded for the purposes of section 198 of the Taxes Consolidation Act 1997 of Ireland, as being a resident of a “relevant territory” (and is not tax resident in Ireland), (ii) is a company, under the control, directly or indirectly, of persons who by virtue of the law of a relevant territory are resident in that jurisdiction and that person or persons are not themselves under the control directly or indirectly of a person who is not resident in such a jurisdiction, or (iii) a company, the principal class of shares of such company is substantially and regularly traded on one or more recognised stock exchanges in a relevant territory or a stock exchange approved by the Irish Minister for Finance.

A “relevant territory” means a member state of the European Union (other than Ireland) or a territory with which Ireland has a comprehensive double tax treaty that either (a) has the force of law, or (b) will have, on completion of the necessary procedures, the force of law. A list of the territories with which Ireland has entered into a comprehensive double tax treaty is available at www.revenue.ie.

Capital Gains Tax. If a holder of Notes is not tax resident (or ordinarily resident) in Ireland, such holder will not be subject to Irish tax on capital gains arising on a disposal of the Notes, provided the Notes are not held for the use of or for the purposes of an Irish branch or agency.

If a holder of Notes is tax resident (or ordinarily resident) in Ireland, such holder may be subject to Irish tax on capital gains arising on a disposal of the Notes if the Notes constitute a “debt on a security.” Broadly, the Notes would generally be treated as a “debt on a security” if their value can vary in accordance with market conditions so that a holder could make a profit on their disposal.

Capital Acquisitions Tax. A gift or inheritance comprising of Notes will be within the charge to Irish capital acquisitions tax (“CAT”) if:

(a)	the donor is, or the deceased was, Irish resident or ordinarily resident (or, in certain circumstances, if the donor is or was domiciled in Ireland);

(b)	the recipient of the gift or inheritance is resident or ordinarily resident in Ireland; or

(c)	the Notes are regarded as property located in Ireland.

Bearer Notes are generally regarded as situated where they are physically located at any particular time. Registered Notes are generally regarded as situated where the principal register of holders of Notes is maintained or is required to be maintained, but the Notes may be regarded as situated in Ireland regardless of their physical location or the location of the register as they secure a debt due by an Irish resident debtor and they may be secured over Irish property. Accordingly, a recipient of a gift or inheritance of the Notes may be liable to CAT (even though neither the disponer nor the recipient may be domiciled, resident or ordinarily resident in Ireland at the relevant time).

CAT is currently levied at a rate of 33 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold.

Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts and inheritances received from their parents. Also, transfers of Notes within a wholly owned corporate group are generally exempt from CAT. Holders of Notes should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

Stamp Duty. No charge to Irish stamp duty or similar Irish tax will arise upon the issue or delivery of the Notes. No stamp duty will arise on the transfer of the Notes provided that the Notes satisfy the terms of the loan capital exemption under section 85(2)(b) of the Stamp Duties Consolidation Act 1999. There are four conditions that must be satisfied to avail of this exemption:

(a)	the Notes must not carry a right of conversion into shares or marketable securities (other than loan capital) of an Irish incorporated company or into loan capital having such rights;

(b)	the Notes must not carry rights similar to those attaching to shares in the capital of the company, including voting rights, entitlement to a share of profits or a share in surplus on liquidation;

(c)	the Notes must be issued for a price which is not less than 90 percent of the nominal value of the Notes; and

(d)	the Notes must not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any document relating to the Notes.

European Union Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State (including Ireland) is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State.

Ireland has implemented the Savings Directive into national law. Any Irish paying agent making an interest payment on behalf of Global Indemnity to an individual, and certain residual entities defined in the Taxes Consolidation Act of 1997 of Ireland, resident in another EU Member State and certain associated and dependent territories of a Member State will have to provide details of the payment to the Irish Revenue Commissioners who in turn will provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

The Council of the EU has adopted a Directive (the “Amending Directive”) which, when implemented, will amend and broaden the scope of the requirements of the Savings Directive. The Amending Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or for the benefit of) (i) an entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The Amending Directive requires EU Member States (including Ireland) to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017. However, the European Commission has proposed the repeal of the Savings Directive from 1 January 2017 in the case of Austria and from 1 January 2016 in the case of all other Member States (subject to ongoing requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive. Investors who are in any doubt as to their position should consult their professional advisers.

Certain United States Federal Income Tax Considerations

The following discussion summarizes the anticipated U.S. federal income tax consequences of the ownership and disposition of the Notes to U.S. Holders (as defined below). It applies only to U.S. Holders that acquire the Notes in this offering at the initial offering price (disregarding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers) and hold such Notes as capital assets (generally, property held for investment purposes). This section does not apply to holders subject to special rules, including brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds the Notes, persons that will own, or will have owned, directly, indirectly or constructively, 10% or more (by vote or value) of the Company’s equity, persons that hold the Notes as part of a hedging, integration, conversion or constructive sale transaction or a straddle, or persons whose functional currency is not the U.S. dollar.

This discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. Further, it does not address any aspect of foreign, state, local or estate or gift taxation or the 3.8% Medicare tax imposed on certain net investment income. Each prospective investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the acquisition, ownership and disposition of the Notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations, rulings by the U.S. Internal Revenue Service (“IRS”), and published court decisions, all as in effect as of the date hereof, and any of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

A “U.S. Holder” is a beneficial owner of the Notes who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity holds the Notes, the U.S. federal income tax treatment of a partner, beneficiary, or other stakeholder will generally depend on the status of that person and the tax treatment of the pass-through entity. A partner, beneficiary, or other stakeholder in a pass-through entity holding the Notes should consult its own tax advisor with regard to the U.S. federal income tax treatment of its investment in the Notes.

Payments of Interest. Payments of interest on a Note (including any Additional Amounts and taxes withheld on payments) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes. A U.S. holder may, subject to certain limitations, be eligible to claim a credit or deduction in respect of non-U.S. taxes, if any, that are withheld from payments on the Notes for purposes of computing its U.S. federal income tax liability. Interest received or accrued on the Notes and any Additional Amounts generally will constitute foreign source income to a U.S. holder and will generally be characterized as “passive category income” for U.S. foreign tax credit purposes. The rules relating to foreign tax credits are complex, and U.S. holders should consult their own tax advisors with regard to the availability of foreign tax credits and the application of the foreign tax credit rules to their particular situation.

Sale, Exchange and Redemption of the Debentures. A U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, redemption or other taxable disposition (reduced by any amounts attributable to accrued but unpaid interest, which will be treated as interest as described above under “Payments of Interest”) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s initial tax basis in a Note will generally equal the cost of such note to the holder. Any gain or loss that a U.S. Holder recognizes on a disposition of a Note will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Long-term capital gain of U.S. Holders may be eligible for reduced rates of taxation. Such gain or loss will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses may be limited.

Required Disclosure with Respect to Foreign Financial Assets. Certain U.S. Holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Notes.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement, the underwriters named below, for whom Morgan Stanley & Co. LLC and UBS Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Notes indicated below.

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC	$45,000,000
UBS Securities LLC	$45,000,000
RBC Capital Markets, LLC	$10,000,000
Total	$100,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement and the accompanying prospectus if any such Notes are taken. In certain circumstances, if an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed for a period from the date of this prospectus supplement through and including the date that is 30 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Notes, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Notes or substantially similar securities or rights other than the Notes or securities permitted with the prior written consent of the representatives.

The underwriters initially propose to offer part of the Notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $0.50 per Note under the public offering price. Any underwriter may allow, and such dealers may reallow, a concession not in excess of $0.45 per Note to other underwriters or to certain dealers. After the initial offering of Notes to the public, the representatives may change the public offering price, concession and discount.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $15,000,000 aggregate principal amount of Notes solely to cover over-allotments at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. If the underwriters exercise this option in full, upon the exercise of the option, the total underwriting discount will be $3,622,500 and the total proceeds to us before expenses will be $111,377,500.

The following table shows the per share and total purchase price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $15,000,000 aggregate principal amount of the Notes.

	Per Note	Total
		No Exercise	Full Exercise
Purchase price	100%	$100,000,000	$115,000,000
Underwriting discounts and commissions to be paid by us	3.15%	$3,150,000	$3,622,500
Proceeds, before expenses, to us	96.85%	$96,850,000	$111,377,500

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $450,000.

Prior to this offering, there has been no public market for the Notes. We have applied to list the Notes on the NASDAQ under the symbol “GBLIZ”. If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Notes.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Notes. Specifically, the underwriters may sell more Notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made in an amount not greater than the number of Notes available for purchase by the underwriters under the over-allotment option. The underwriters may close out a covered short position by exercising the over-allotment option or purchasing Notes in the open market. In determining the source of Notes to close out a covered short position, the underwriters will consider, among other things, the open market price of Notes compared to the price available under the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of Notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. These activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have purchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the other party may be required to make in respect of those liabilities.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of Notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory and investment banking services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or on the following business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their delivery hereunder should consult their own advisor.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Notes may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 or, if the Relevant Member State has not implemented the relevant provision of the 2010 PD Amending Directive, to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any offer subsequently may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) or (b) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Ireland

No action may be taken with respect to the Notes in or involving Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland, including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Irish Companies Act, the Central Bank Acts 1942 to 2014 of Ireland and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland and any rules issued under Section 1363 of the Irish Companies Act by the Central Bank of Ireland.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The Notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong

Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF SECURITIES

Certain matters as to Irish law will be passed upon for us by A&L Goodbody. Certain matters as to U.S. federal and New York law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. The underwriters have been represented in connection with this offering by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report (and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of American Reliable Insurance Company as of and for the years ended December 31, 2014 and 2013 included in Global Indemnity plc’s Current Report on Form 8-K dated January 1, 2015 (and as amended March 16, 2015 and July 2, 2015) have been so incorporated in reliance on the reports dated March 16, 2015 and July 2, 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$500,000,000

GLOBAL INDEMNITY PLC

A Ordinary Shares, B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase A Ordinary Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

We may from time to time offer and sell securities that have an aggregate initial offering price of up to $500,000,000 in one or more offerings. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our A ordinary shares are traded on the NASDAQ Global Select Market under the symbol “GBLI.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus and the documents incorporated herein by reference.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you are recommended to consult immediately your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organisation or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations (nos. 1 to 3) 2007 or the Investments Intermediaries Act 1995 (as amended) or another appropriately authorized adviser if you are in a territory outside Ireland.

This document does not constitute a prospectus within the meaning of the Companies Act 2014 of Ireland (the “Irish Companies Act”). No offer of securities of Global Indemnity to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Chapter 1 of Part 23 of the Companies Act 2014 of Ireland) in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. Global Indemnity is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

The date of this prospectus is July 15, 2015.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

As used in this prospectus, unless the context requires otherwise, (1) “Global Indemnity,” “we,” “us,” “the Company” and “our” refer to Global Indemnity plc, an Irish public limited company, and its U.S. and non-U.S. subsidiaries, (2) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction, and (3) references to “Euro” and “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to the A ordinary shares, B ordinary shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total initial offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer.

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,”

ii

“seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the Company.

The Company’s business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	the ineffectiveness of the Company’s business strategy due to changes in current or future market conditions;

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity than the Company’s underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for the Company’s insurance products or increased competition due to an increase in capacity of property and casualty insurers;

•	risks inherent in establishing loss and loss adjustment expense reserves;

•	uncertainties relating to the financial ratings of the Company’s insurance and reinsurance subsidiaries;

•	uncertainties arising from the cyclical nature of the Company’s business;

•	changes in the Company’s relationships with, and the capacity of, its general agents, brokers, insurance companies and reinsurance companies from which the Company derives its business;

•	the risk that the Company’s reinsurers may not be able to fulfill obligations;

•	investment performance and credit risk;

•	new tax legislation or interpretations that could lead to an increase in the Company’s tax burden;

•	uncertainties relating to governmental and regulatory policies, both domestically and internationally;

•	foreign currency fluctuations;

•	the impact of catastrophic events;

•	the Company’s subsidiaries’ ability to pay dividends;

•	deterioration of debt and equity markets;

•	interest rate changes;

•	uncertainties relating to ongoing or future litigation matters; and

•	uncertainties and risks related to acquisitions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2014, Item 1A of Part II of Global Indemnity’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and the documents that we file with the SEC from time to time. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” elsewhere in this prospectus.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

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GLOBAL INDEMNITY PLC

Global Indemnity was incorporated on March 9, 2010 and is domiciled in Ireland. Global Indemnity replaced the Company’s predecessor, United America Indemnity, Ltd., as the ultimate parent company as a result of a re-domestication transaction in July, 2010. The Company’s A ordinary shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

On January 1, 2015, Global Indemnity Group, Inc., a subsidiary of Global Indemnity, completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company. American Reliable was established in 1952 and is headquartered in Scottsdale Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all 50 states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

The Company manages its business through three business segments: Commercial Lines, managed in Bala Cynwyd, PA, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, AZ, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise the Company’s U.S. Insurance Operations.

The Company’s principal executive offices are located at Global Indemnity plc, 25/28 North Wall Quay, Dublin 1, Ireland and its telephone number is 353 (0) 1 649-2000. Our website address is http://www.globalindemnity.ie. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus.

RISK FACTORS

You should carefully consider the specific risks described in Item 1A of Part I of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2014, Item 1A of Part II of Global Indemnity’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” elsewhere in this prospectus.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

	Fiscal Year Ended December 31,						Three Months Ended March 31
	2014	2013	2012	2011		2010	2015	2014
Ratio of Earnings to Fixed Charges	43.4x	10.0x	5.7x	(a	)	11.7x	5.0x	17.9x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	43.4x	10.0x	5.7x	(a	)	11.7x	5.0x	17.9x

(a)	The ratio of earnings to fixed charges and preferred share dividends was less than 1.0x in fiscal 2011. The deficiency in the ratio of earnings to fixed charges and preferred share dividends was $35.5 million.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of our share capital. This summary is not complete and is subject to the complete text of Global Indemnity’s memorandum of association and articles of association, which are incorporated by reference. See “Where You Can Find More Information.” We encourage you to read those documents carefully.

Capital Structure

The authorized share capital of Global Indemnity is €40,000 and US$100,000 divided into €40,000 deferred shares with a nominal value of €1 per share (the “Euro Share Capital”), 600,000,000 A ordinary shares with a nominal value of US$0.0001 per share, 300,000,000 B ordinary shares with a nominal value of US$0.0001 per share and 100,000,000 preferred shares with a nominal value of US$0.0001 per share. As of June 30, 2015, we had outstanding 13,665,096 A ordinary shares and 12,061,370 B ordinary shares, and no outstanding preferred shares.

We may issue shares subject to the maximum prescribed by our authorized share capital contained in our articles of association.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An “ordinary resolution” requires a majority of the total number of votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. At our 2015 Annual General Meeting on May 27, 2015, our shareholders renewed the authority of our board of directors to issue shares for a further five year period.

Our authorized share capital may be increased or reduced as provided for in Global Indemnity’s articles of association. Our shares comprising the authorized share capital may be divided into shares of such par value as our articles of association prescribe.

The rights and restrictions to which the ordinary shares are subject are prescribed in Global Indemnity’s articles of association. Global Indemnity’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Global Indemnity. The Global Indemnity board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, the official Irish register of shareholders of Global Indemnity does not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of Global Indemnity any shareholder would become entitled to fractions of a share the directors may, on behalf of these shareholders, sell the shares representing the fractions to any person for the best price reasonably obtainable and distribute the proceeds of the sale in due proportion among those shareholders (after deduction of brokerage commissions or other sale expenses). This ability of the directors of Global Indemnity to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Global Indemnity’s shareholders where shares in Global Indemnity are to be issued for cash. An Irish company may opt out of these pre-emption rights for a period of up to five years by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Global Indemnity pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution). At our 2015 Annual General Meeting on May 27, 2015, our shareholders renewed the opt out of pre-emption rights for a further five year period.

The articles of association of Global Indemnity provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Global Indemnity is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Global Indemnity is subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Global Indemnity less accumulated realized losses of Global Indemnity. In addition, as a public limited company, no distribution or dividend may be made unless the net assets of Global Indemnity are equal to, or in excess of, the aggregate of Global Indemnity’s called up share capital plus undistributable reserves and the distribution does not reduce Global Indemnity’s net assets below such aggregate amount. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Global Indemnity’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Global Indemnity’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Global Indemnity has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Global Indemnity. The “relevant accounts” will be the last set of unconsolidated annual audited financial statements prepared in accordance with the Irish Companies Act and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a “true and fair view” of Global Indemnity’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Global Indemnity. Global Indemnity’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Global Indemnity without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although a payment of dividends may be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Global Indemnity may deduct from any dividend payable to any member all sums of money (if any) immediately payable by such member to Global Indemnity in relation to shares of Global Indemnity.

The directors of Global Indemnity are also entitled to issue shares with preferred rights to participate in dividends declared by Global Indemnity. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Article 3(h) of Global Indemnity’s articles of association provides that any ordinary share which Global Indemnity has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Global Indemnity will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by Global Indemnity.” If the articles of association of Global Indemnity did not contain Article 3(h), repurchases by Global Indemnity would be subject to many of the same rules that apply to purchases of Global Indemnity ordinary shares by subsidiaries described below under “— Purchases by Subsidiaries of Global Indemnity,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Global Indemnity, we are referring to the redemption of ordinary shares by Global Indemnity pursuant to Article 3(h) of the articles of association or the purchase of ordinary shares of Global Indemnity by a subsidiary of Global Indemnity, in each case in accordance with the Global Indemnity articles of association and Irish company law as described below.

Repurchases and Redemptions by Global Indemnity

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by Global Indemnity where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Global Indemnity. All redeemable shares must also be fully paid for redemption to be effective. Shareholder approval will not be required to redeem Global Indemnity shares.

The board of directors of Global Indemnity will also be entitled to issue shares which may be redeemed at the option of either Global Indemnity or the holder of such shares, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Global Indemnity at any time must not exceed 10% of the nominal value of the issued share capital of Global Indemnity. During such time as Global Indemnity holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Global Indemnity or re-issued subject to certain conditions.

Purchases by Subsidiaries of Global Indemnity

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Global Indemnity either on-market or off-market. A general authority of the shareholders of Global Indemnity is required to allow a subsidiary of Global Indemnity to make on-market purchases of Global Indemnity ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Global Indemnity ordinary shares is required. At our 2015

Annual General Meeting on May 27, 2015, our shareholders renewed the general authority to make on-market purchases which authority shall, under the provisions of the Companies Act 2014 of Ireland, expire on June 1, 2020. We expect that Global Indemnity will seek to renew such general authority at subsequent annual general meetings. For a subsidiary of Global Indemnity to make an on-market purchase of Global Indemnity’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the Class A ordinary shares of Global Indemnity are listed, is recognized as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Global Indemnity, the proposed purchase contract must be authorized by special resolution of the shareholders of Global Indemnity before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of the general meeting to approve the special resolution up to and including the date of such general meeting, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Global Indemnity and at the meeting itself.

The number of shares held by the subsidiaries of Global Indemnity at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Global Indemnity. While a subsidiary holds shares of Global Indemnity, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Global Indemnity by a subsidiary must be funded out of distributable reserves of the subsidiary.

Consolidation and Division; Subdivision

Under its articles of association, Global Indemnity may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Global Indemnity may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of shares so cancelled. Global Indemnity also may by special resolution reduce its issued share capital, any capital redemption reserve fund or any share premium account in any manner and subject to any incident authorized and consent required, by law, including that of the Irish High Court.

General Meetings of Shareholders

Global Indemnity is required to hold an annual general meeting at intervals of no more than fifteen months; provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Global Indemnity’s fiscal year-end. Global Indemnity is permitted to hold any general meeting outside of Ireland without the need to seek prior shareholder approval.

Extraordinary general meetings of Global Indemnity may be convened by the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of Global Indemnity carrying voting rights. Shareholders holding not less than 50% of the paid up share capital of Global Indemnity carrying voting rights may convene an extraordinary general meeting without the need to requisition the board of directors of Global Indemnity. In limited circumstances, Global Indemnity’s auditors can require the board of directors to convene extraordinary general meetings of Global Indemnity. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Global Indemnity as may be required from time to time. Unless the consent of all the shareholders entitled to receive notice of that meeting is obtained at any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of Global Indemnity (with the exception of the holders of the Euro Share Capital) and to the auditors of Global Indemnity. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, Global Indemnity’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Global Indemnity shareholders holding not less than 10% of the paid up share capital of Global Indemnity carrying voting rights, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Global Indemnity’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same) and a review by the shareholders of the company’s affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Pursuant to Irish law, if the directors become aware that the net assets of Global Indemnity are half or less of the amount of Global Indemnity’s called-up share capital, the directors of Global Indemnity must convene an extraordinary general meeting of Global Indemnity’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Directors

Directors of Global Indemnity are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until such time as additional directors have been appointed to replace them. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the next greatest number of votes in favor of his or her election shall hold office until one or more additional directors have been appointed to replace that director.

Voting

All votes at a meeting shall be determined by a poll and every shareholder shall have one vote for each A ordinary share and ten votes for each B ordinary share that he or she holds as of the record date for the meeting (unless statute provides otherwise such as is the case in a scheme of arrangement). Voting rights on a poll may be exercised by shareholders registered in Global Indemnity’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Global Indemnity’s articles of association. The articles of association of Global Indemnity permit the appointment of proxies by the shareholders to be notified to Global Indemnity electronically.

In accordance with the articles of association of Global Indemnity, the directors of Global Indemnity may from time to time cause Global Indemnity to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meeting of shareholders.

The Euro Share Capital carries no right to receive notice of or to attend, vote or speak at any shareholder meeting.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Global Indemnity’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects or memorandum of association of Global Indemnity;

•	amending the articles of association of Global Indemnity;

•	approving a change of name of Global Indemnity;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of Global Indemnity from a public limited company as a private company;

•	variation of class rights attaching to classes of shares;

•	purchase of own shares off-market;

•	the reduction of share capital;

•	resolving that Global Indemnity be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	a merger or division in accordance with Chapters 16 and 17 of Part 17 of the Companies Act 2014 of Ireland.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of Global Indemnity present and voting in person or by proxy; and (2) more than 50% in number of the voting shareholders, at the meeting convened to consider the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of Global Indemnity is addressed in the articles of association of Global Indemnity as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Global Indemnity must be approved in writing by holders of three quarters (3/4) of the issued shares of that class or with the sanction of a special resolution of the shareholders of the class or series affected.

Quorum for General Meeting

The presence, in person or by proxy, of one or more holders holding at least a majority of the votes eligible to be cast at a general meeting constitutes a quorum for the conduct of business. No business may take place at a general meeting of Global Indemnity if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Global Indemnity. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Global Indemnity and any act of the Irish Government which alters the memorandum of association of Global Indemnity; (2) inspect and obtain copies of the minutes of general meeting and resolutions of shareholders of Global Indemnity; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Global Indemnity; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Global Indemnity which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Global Indemnity also have the right to inspect all books, records and vouchers of Global Indemnity. If required by law, the auditors’ report must be circulated to the shareholders with copies of the balance sheet and auditors’ report 21 days before the annual general meeting and must be read to the shareholders at Global Indemnity’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of Global Indemnity present in person or by proxy and entitled to vote; and (2) more than 50% in number of the voting shareholders, at the meeting convened to consider the scheme;

(b) through a tender offer by a third party for all of the shares of Global Indemnity. Where the holders of 80% or more in value of Global Indemnity’s ordinary shares have accepted an offer for their shares in Global Indemnity, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Global Indemnity were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) a merger with an Irish incorporated company under Chapter 16 of Part 17 of the Companies Act 2014 of Ireland. Such a merger must be approved by a special resolution. If Global Indemnity is being merged with another Irish company and the consideration payable to Global Indemnity’s shareholders is not all in the form of cash, Global Indemnity’s shareholders may be entitled to require their shares to be acquired at fair value in cash.

(d) a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Global Indemnity is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to Global Indemnity’s shareholders is not all in the form of cash, Global Indemnity’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s assets to a third party save where such sale is a division of the company proposed under Chapter 17 of Part 17 of the Companies Act 2014 of Ireland. In those circumstances a division must be approved by a special resolution.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, under Chapters 16 and 17 of Part 17 of the Companies Act 2014 of Ireland, governing the merger or division of an Irish public limited company within another Irish company, a shareholder who (a) voted against the special resolution approving the merger or division, as the case may be, or (b) is a shareholder of a company in which 90% of the shares are held by the other company party to the merger or division of the transferor company, has the right to request that the successor company acquire its shares for cash. Similarly, under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares are held by the other company party to the merger has the right to request that the other company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in at least 3% of the shares of an Irish public limited company. A shareholder of Global Indemnity must therefore make such a notification to Global Indemnity if as a result of a transaction the shareholder will be interested in 3% or more of the shares of Global Indemnity; or if as a result of a transaction a shareholder who was interested in more than 3% will cease to be interested in at least 3% of the shares of Global Indemnity. Where a shareholder is interested in more than 3% of the shares of Global Indemnity, any alteration of his or her interest that brings his or her total holding to the nearest whole percentage number, whether an increase or a reduction, must be notified to Global Indemnity. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Global Indemnity’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Global Indemnity within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in Global Indemnity concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to the shares concerned reinstated.

Global Indemnity’s articles of association also give authority to the board of directors to request from any direct or indirect holder of shares, such information as is required to determine whether that shareholder may be a U.S. person and controls 9.5% or more of the voting power of Global Indemnity. Global Indemnity has the power under its articles to adjust the voting power of all shares to the extent necessary so that there is no 9.5% U.S. shareholder, to avoid potential consequences for the U.S. shareholder under the United States Internal Revenue Code of 1986, except that, such adjustment shall not apply to Fox Paine & Company, LLC and any of its affiliates (individually, a “Fox Paine Entity” and collectively, the “Fox Paine Entities”) or any group, as that term is used in Section 13(d) of the Exchange Act, referred to as a “13D Group,” which beneficially owns greater than 75% of the voting power or value of the issued shares of Global Indemnity or any 13D Group in which a Fox Paine Entity participates.

Further, under Global Indemnity’s articles of association, any direct or indirect holder of shares that has actual knowledge that it is the owner of 9.5% or more of the voting power of all issued and outstanding shares of Global Indemnity shall give notice to Global Indemnity within ten days of acquiring that knowledge.

In addition to the above disclosure requirement, Global Indemnity, under the Irish Companies Act, may by notice in writing require a person whom Global Indemnity knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprising Global Indemnity’s relevant share capital: (a) to indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Global Indemnity, to give such further information as may be required by Global Indemnity including particulars of such person’s own past or present interests in shares of Global Indemnity. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Global Indemnity on a person who is or was interested in shares of Global Indemnity and that person fails to give Global Indemnity any information required within the reasonable time specified, Global Indemnity may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from Global Indemnity on those shares, whether in respect of capital or otherwise.

Where the shares in Global Indemnity are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Global Indemnity will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	“substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Global Indemnity, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Global Indemnity if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period.

A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule. The Fox Paine Entities are considered by Global Indemnity as a single holder with regard to their holdings in Global Indemnity for these purposes.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Global Indemnity within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Global Indemnity ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Global Indemnity (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Global Indemnity or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Global Indemnity ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Global Indemnity in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Global Indemnity. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Global Indemnity is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Global Indemnity and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Global Indemnity is not permitted to take any action which might frustrate an offer for the shares of Global Indemnity once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by Global Indemnity’s shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Voting of Subsidiaries’ Shares

Global Indemnity’s articles of association provide that, if Global Indemnity is required or entitled to vote at a general meeting of any direct subsidiary of Global Indemnity that is organized under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the shareholders of Global Indemnity at a general meeting (subject to certain exceptions) and seek authority from the shareholders for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for U.S. federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for U.S. federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The Directors shall cause Global Indemnity’s corporate representative or proxy to vote Global Indemnity’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of Global Indemnity, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of Global Indemnity that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of Global Indemnity as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for U.S. federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated as corporations. Notwithstanding, the directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in Global Indemnity’s articles of association. Global Indemnity will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.

Corporate Governance

The articles of association of Global Indemnity allocate authority over the management of Global Indemnity to the board of directors. The board of directors may then delegate management of Global Indemnity to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Global Indemnity. Global Indemnity has an Audit Committee, Compensation and Benefits Committee, Executive Committee, Investment Committee, Nominating and Governance Committee, and an Enterprise Risk Management Committee. Global Indemnity has also adopted a Code of Business Conduct and Ethics, Corporate Communications Policy, Insider Trading Policy, and other policies pertaining to the Audit Committee.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the company is Global Indemnity public limited company. Global Indemnity was incorporated in Ireland, as a public limited company on March 9, 2010 with company registration number 481805. Global Indemnity’s fiscal year ends on December 31 and Global Indemnity’s registered address is 25/28 North Wall Quay, Dublin 1, Ireland.

Duration; Dissolution; Rights upon Liquidation

Global Indemnity’s duration is unlimited. Global Indemnity may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of Global Indemnity cast at a general meeting is required. Global Indemnity may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Global Indemnity has failed to file certain returns.

The rights of the shareholders to a return of Global Indemnity’s assets on dissolution or winding up, following the settlement of all claims of creditors, is prescribed in Global Indemnity’s articles of association and may be prescribed in the terms of any preferred shares issued by the directors of Global Indemnity from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Global Indemnity. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Global Indemnity’s articles of association provide that the ordinary shareholders of Global Indemnity are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares, as the directors will fix at the time of issuance.

Uncertificated Shares

Upon request of the Company, holders of ordinary shares of Global Indemnity will be entitled to a certificate for their shares. The transfer of ordinary shares in Global Indemnity could be subject to Irish stamp duty.

NASDAQ Listing

The Global Indemnity A ordinary shares are listed on NASDAQ under the symbol “GBLI.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All issued and outstanding ordinary shares are duly and validly issued and fully paid.

Transfer Agent; Transfer and Registration of Shares

Computershare Investor Services serves as the transfer agent and registrar of our ordinary shares. Global Indemnity’s share register is maintained by its assistant company secretary. Registration in this share register will be determinative of membership in Global Indemnity. A shareholder of Global Indemnity who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially will not be registered in Global Indemnity’s official share register, as the depositary or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Global Indemnity’s official share register any transfer of shares from a person who holds such shares directly to any other person, or from a person who holds such shares beneficially to a person who holds such shares directly or from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares.

An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Global Indemnity’s official Irish share register.

To the extent that stamp duty is due but has not been accounted for, Global Indemnity may, in its absolute discretion, pay (or cause one of its affiliates to pay) the outstanding stamp duty in respect of a transfer of shares. Global Indemnity’s articles of association provide that, in the event of any such payment, Global Indemnity (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the Global Indemnity ordinary shares on which we have paid stamp duty.

Global Indemnity’s articles of association delegate to Global Indemnity’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been recorded with Global Indemnity. To help ensure that the official share register is regularly updated to reflect trading of Global Indemnity ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). If we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Global Indemnity for this purpose) or request that Global Indemnity execute an instrument of transfer on behalf of the transferring party in a form determined by Global Indemnity. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Global

Indemnity’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Global Indemnity’s official Irish share register (subject to the matters described below).

The directors of Global Indemnity have general discretion to decline to register an instrument of transfer if:

(i)	the transfer is not in respect of one class of shares only, or

(ii)	it appears to the directors, in their sole and absolute discretion, that any non-de minimis adverse tax, regulatory or legal consequences to Global Indemnity or any of its subsidiaries, shareholder or affiliate would result from such transfer (including if such consequence arises as a result of any U.S. Person owning Controlled Shares (as defined in Global Indemnity’s articles of association) constituting 9.5% or more of the value of the Company or the voting shares of the Company (subject to certain exceptions)), or

(iii)	such share has not been registered under the U.S. Securities Act of 1933, as amended from time to time, or is not exempt from registration under that Act, or a written opinion from counsel acceptable to the Company has not been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required.

The directors may request from any shareholder information to determine whether any transfer should be permitted. If such information is not forwarded, the board of directors may decline to approve or register such transfer. The board of directors shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities, if such approval is required.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the board of directors may from time to time determine.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Global Indemnity, a depositary selected by Global Indemnity and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Global Indemnity and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued under an indenture, referred to in this prospectus as the indenture, between us and Wells Fargo Bank, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the form of indenture and the form of debt security for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

•	the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the price or prices (which may be expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

•	if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

•	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

•	the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of ordinary shares below certain levels for a minimum period of time);

•	the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•	the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•	our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable prospectus supplement) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•	whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	a discussion of the material U.S. federal income tax considerations;

•	if exchangeable into another series of our debt securities, the terms on which such debt securities are exchangeable; and

•	any other terms of the series of debt securities and any additions to the indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, the special U.S. federal income tax considerations applicable to such discounted securities will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

We will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•	will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provision described below.

We may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•	in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the indenture;

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•	the Company shall have delivered to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Reporting by the Issuer

Under the indenture, we will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If we are not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then we shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. We also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time under the rules and regulations of the SEC. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the indenture, or participate in any conference calls.

Ranking of Debt Securities

General

Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Senior Debt Securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of our subsidiaries.

Except as otherwise set forth in the indenture or specified in an authorizing resolution, officer’s certificate and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by us or our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, premium, if any, or interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any senior indebtedness, unless and until such default has been cured or waived or has ceased to exist or such senior indebtedness has been discharged or repaid in full, no payment of any kind or character shall be made by the Company or any other person on the Company’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and a representative for the respective issue of senior indebtedness gives written notice of the event of default to the trustee, then the Company may be subject to a blockage period, during which, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating such blockage period, neither the Company nor any other person on the Company’s behalf shall:

(1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2) acquire any of the subordinated debt securities for cash, property or otherwise.

Unless otherwise provided in the applicable prospectus supplement, the terms of any subordinated debt securities will not restrict the amount of the Company’s or its subsidiaries’ senior indebtedness or other indebtedness. As a result, in the event of the Company’s insolvency, holders of the subordinated debt securities may recover ratably less than the Company’s general creditors.

Discharge and Defeasance

Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) if:

•	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

•	such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the trustee, in trust:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and authorizing resolution, officer’s certificate or supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

•	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

•	by delivering to the trustee an officer’s certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

•	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service received by us, a Revenue Ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law.

If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, then the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

We and the trustee may modify, amend and/or supplement the indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

•	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

•	change the currency of payment of principal of or interest on the debt securities;

•	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

•	in the case of any subordinated debt securities, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

•	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the indenture;

•	modify or change any provision of the indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

•	without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

•	only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

We and the trustee may amend or supplement the indenture or waive any provision of the indenture and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, mistake, omission, defect or inconsistency as set forth in an officer’s certificate;

•	to make any change that does not, in our good faith opinion, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the indenture;

•	to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

•	our failure to pay interest on any debt securities of such series within 30 days of when due or principal (and premium, if any) of any debt securities of such series when due (including any sinking fund installment);

•	our failure to perform, or breach of, any covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default; and

•	certain events of bankruptcy, insolvency or reorganization.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in the second bullet above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

The indenture will provide that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for security or indemnity of the trustee, the holders of a majority in principal amount of the debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the indenture, expose the trustee to personal liability or be unduly prejudicial to the other holders not joining in such direction, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at our option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

New York Law to Govern

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

Information Concerning the Trustee

Wells Fargo Bank, National Association will be the trustee, security registrar and paying agent under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE

A ORDINARY SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the A ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the preferred shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of A ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The A ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the A ordinary shares or the preferred shares, as the case may be, a certificate representing the number of A ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number and class of A ordinary shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of A ordinary shares or preferred shares; and

•	a combination, subdivision or reclassification of A ordinary shares or preferred shares.

In lieu of adjusting the number of A ordinary shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Global Indemnity in respect of the stock warrant.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts and discuss the material U.S. federal income tax considerations related to such stock purchase contracts or stock purchase units. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the A ordinary shares, which are listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the A ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain matters as to Irish law will be passed upon for us by A&L Goodbody. Certain matters as to U.S. federal and New York law in connection with any particular offering will be passed upon for us by Skadden, Arps, Slate, Meagher  & Flom LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report (and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of American Reliable Insurance Company as of and for the years ended December 31, 2014 and 2013 included in Global Indemnity plc’s Current Report on Form 8-K dated January 1, 2015 (and as amended March 16, 2015 and July 2, 2015) have been so incorporated in reliance on the reports dated March 16, 2015 and July 2, 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES

FEDERAL SECURITIES LAWS AND OTHER MATTERS

Global Indemnity is an Irish public limited company. In addition, from time to time, some of its directors and officers may reside outside the United States, and all or a substantial portion of their assets and Global Indemnity’s assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Global Indemnity, or such directors and officers, or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them.

However, Global Indemnity may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities made hereby by serving Global Indemnity Group, Inc., located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, our U.S. agent irrevocably appointed for that purpose.

We have been advised by A&L Goodbody, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are allowed to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

•	Current Reports on Form 8-K, filed January 5, 2015 (other than Item 7.01) and May 28, 2015 and Current Reports on Form 8-K/A filed March 16, 2015 and July 2, 2015.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Global Indemnity plc

25/28 North Wall Quay

Dublin 1, Ireland

Attention: Stephen W. Ries, Secretary

Telephone: 353 (0) 1 649-2000

$100,000,000

Global Indemnity plc

7.75% Subordinated Notes due 2045

PROSPECTUS SUPPLEMENT

August 5, 2015

Joint Book-Running Managers

MORGAN STANLEY

UBS INVESTMENT BANK

Co-Manager

RBC Capital Markets